SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.          )

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T. Rowe Price International Funds, Inc. 002-65539/811-2958

________________________________________________________________

(Name of Registrant as Specified in its Charter)

T. Rowe Price Emerging Europe & Mediterranean Fund 002-65539/811-2958

________________________________________________________________

(Name of Person(s) Filing Proxy Statement)

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Proxy Information

This proxy material concerns the:

T. Rowe Price Emerging Europe & Mediterranean Fund

November 21, 2011

Dear Shareholder:

We cordially invite you to attend a special meeting of shareholders of the T. Rowe Price Emerging Europe & Mediterranean Fund (the “Fund”) on Wednesday, February 8, 2012. The purpose of the meeting is for Fund shareholders to vote on a proposed change to the Fund’s investment objective that was approved by the Fund’s Board of Directors. Under the proposal, the Fund’s new investment objective would be to seek long-term growth of capital through investments primarily in the common stocks of companies located (or with primary operations) in the emerging market countries of Europe. If this proposed change to the Fund’s investment objective is approved by the Fund’s shareholders, the Fund’s Board of Directors has also approved changing the Fund’s name to the “T. Rowe Price Emerging Europe Fund” to better reflect its new investment objective. No other material changes to the Fund’s investment program are currently being proposed and no changes to the Fund’s portfolio manager or to the services you have selected for your Fund account are contemplated. We ask you to read the enclosed information carefully and to submit your vote.

We realize that it may be difficult for you to attend the meeting and vote your shares in person. However, we do need your vote. You can vote by mail, by telephone or by Internet, as explained in the enclosed materials. By voting promptly, you can help the Fund avoid the expense of additional mailings.

If you have questions, please call one of our service representatives at 1-800-541-5910. Your participation in this vote is extremely important.

Sincerely,

Edward C. Bernard
Chairman of the Board

T. Rowe Price Emerging Europe & Mediterranean Fund

(a series of T. Rowe Price International Funds, Inc.)

Notice of Special Meeting of Shareholders

T. Rowe Price Funds
100 East Pratt Street
Baltimore, Maryland 21202

Patricia B. Lippert

Secretary

November 21, 2011

A special meeting of shareholders of the T. Rowe Price Emerging Europe & Mediterranean Fund (the “Fund”) will be held on Wednesday, February 8, 2012, at 8:00 a.m., eastern time, in the office of the Fund at 100 East Pratt Street, Baltimore, Maryland 21202. The following matters will be acted upon at that time:

1.  To approve or disapprove a proposal to amend the Fund’s investment objective so that the Fund seeks to provide long-term growth of capital through investments primarily in the common stocks of companies located (or with primary operations) in the emerging market countries of Europe; and

2.  To transact such other business as may properly come before the meeting and any adjournments thereof.

Only shareholders of record at the close of business on November 10, 2011 are entitled to notice of, and to vote at, this meeting or any adjournment thereof. The Board of Directors (the “Board”) of the Fund recommends that you vote in favor of the proposal.

PATRICIA B. LIPPERT

YOUR VOTE IS IMPORTANT

Shareholders are urged to designate their choices on each of the matters to be acted upon by using one of the following three methods:

1. Vote by Internet.*

•     Read the proxy statement.

•     Go to the proxy voting link found on your proxy card.

•     Enter the control number found on your proxy card.

•     Follow the instructions using your proxy card as a guide.

2. Vote by telephone.*

•     Read the proxy statement.

•     Call the toll-free number found on your proxy card.

•     Enter the control number found on your proxy card.

•     Follow the recorded instructions using your proxy card as a guide.

3. Vote by mail.

•     Date, sign, and return the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States.

*If you vote by telephone or access the Internet voting site, your vote must be received no later than 11:59 p.m., eastern time, on February 7, 2012.

Your prompt response will help assure a quorum at the meeting and avoid the additional expense to the Fund of further solicitation.

T. Rowe Price Emerging Europe & Mediterranean Fund

Special Meeting of Shareholders – February 8, 2012

PROXY STATMENT

This document gives you information you need in order to vote on the matters coming before the special meeting and is furnished in connection with the solicitation of proxies by T. Rowe Price Emerging Europe & Mediterranean Fund (the “Fund”). If you have any questions, please feel free to call us toll free at 1-800-541-5910.

Who is asking for my vote?

The Board of Directors (the “Board”) of the Fund has asked that you vote on the matters listed in the Notice of Special Meeting of Shareholders. The votes will be formally counted at the special meeting on Wednesday, February 8, 2012, and if the special meeting is adjourned, at any later meeting. Fund shareholders may vote in person at the special meeting, by Internet, by telephone, or by returning your completed proxy card in the postage-paid envelope provided. Details can be found on the enclosed proxy insert. Do not mail the proxy card if you are voting by Internet or telephone.

Who is eligible to vote?

Shareholders of record at the close of business on November 10, 2011, (the “record date”) are notified of the special meeting and are entitled to one vote for each full share and a proportionate vote for each fractional share of the Fund they held as of November 10, 2011. The Notice of Special Meeting of Shareholders, the proxy card, and the proxy statement were mailed to shareholders of record on or about November 21, 2011. In some cases, the Fund may mail only one copy of this Proxy Statement to households in which more than one person in the household is a Fund shareholder of record. If you need additional copies of this Proxy Statement, please contact us at 1-800-541-5910.

Under Maryland law, shares owned by two or more persons (whether as joint tenants, co-fiduciaries, or otherwise) will be voted as follows, unless a written instrument or court order providing to the contrary has been filed with the Fund: (1) if only one votes, that vote will bind all; (2) if more than one votes, the vote of the majority will bind all; and (3) if more than one votes and the vote is evenly divided, the vote will be cast proportionately.

What are shareholders being asked to vote on?

At a meeting held on October 17, 2011, the Board of the Fund, including the Fund’s independent directors, unanimously approved submitting the following proposals to the Fund’s shareholders:

Proposals

1. To approve amending the Fund’s investment objective so that the Fund seeks to provide long-term growth of capital through investments primarily in the common stocks of companies located (or with primary operations) in the emerging market countries of Europe.

2. To transact such other business as may properly come before the meeting and any adjournments thereof.

How can I get more information about the Fund?

Copies of the Fund’s most recent prospectus, annual and semiannual shareholder reports, and Statement of Additional Information are available at no cost by visiting our website at troweprice.com; by calling 1-800-541-5910; or by writing to T. Rowe Price, Three Financial Center, 4515 Painters Mills Road, Owings Mills, Maryland 21117.

PROPOSAL — Amendment of the Fund’s Investment Objective

The Fund’s current investment objective is as follows:  “The fund seeks long-term growth of capital through investments primarily in the common stocks of companies located (or with primary operations) in the emerging market countries of Europe and the Mediterranean region.”

The Fund proposes that this investment objective be changed to the following: “The fund seeks to provide long-term growth of capital through investments primarily in the common stocks of companies located (or with primary operations) in the emerging market countries of Europe.” The Fund believes that removal of the reference to investments in the Mediterranean region from the Fund’s investment objective will better reflect the Fund’s primary focus on emerging European countries.

At a meeting held on October 17, 2011, the Fund’s Board, including the Fund’s independent directors, approved the change in the Fund’s investment objective to the proposed new objective noted above. A material change to the Fund’s investment objective requires approval by a majority of the Fund’s shareholders in addition to approval by the Board. If the investment objective change is approved by the Fund’s shareholders, the Fund’s Board has also approved a change to the name of the Fund to the “T. Rowe Price Emerging Europe Fund” to better reflect the Fund’s new investment objective. A change to the Fund’s name does not require approval by the Fund’s shareholders. The Fund has a policy requiring at least 80% of the Fund’s assets to be invested in the particular geographic region indicated by its name (the “80% Investment Policy”). This policy currently provides that the Fund will normally invest at least 80% of its net assets in the emerging markets of Europe, including Eastern Europe and the former Soviet Union, and the Mediterranean region. In connection with the Fund’s name and investment objective changes, the Board has also approved modifying the 80% Investment Policy so that the Fund will normally invest at least 80% of its net assets in the emerging markets of Europe, including Eastern Europe and the former Soviet Union. Although a change to the 80% Investment Policy does not require approval by the Fund’s shareholders, the Fund’s shareholders must receive at least 60 days’ prior notice of a change to this policy. Rule 35d-1 under the Investment Company Act of 1940 requires that the 60 days’ notice of a change to the 80% Investment Policy be provided in a separate document, and that the notice and envelope in which the notice is sent contain a prominent statement such as “Important Notice Regarding Change in Investment Policy.” It is anticipated that this notice will be furnished when the Fund’s annual report, dated October 31, 2011, is delivered to shareholders.

No other material changes to the Fund’s investment program are currently being proposed. Further, no changes to the Fund’s management fee or portfolio manager are currently contemplated, and the new name and investment objective will not cause changes to any of the services you have currently selected for your Fund account. If shareholder approval is obtained with respect to the Fund’s investment objective change, it is expected that the changes to the Fund’s name, investment objective, and 80% Investment Policy will all become effective on March 1, 2012, and will be reflected in the Fund’s March 1, 2012 prospectus update.

The Fund was launched in August 2000 as part of a suite of T. Rowe Price international funds, and was designed to allow investors to focus on a single emerging region. The Fund’s geographic areas of focus drew upon several broad themes impacting the region at the time: continued convergence of Eastern European countries into the European Union; economic reform in the former Soviet Union including Russia; growth of technology companies in Israel; and economic development in the Middle East. The Fund’s investment adviser viewed the development and liquidity of the capital markets in these emerging countries as being similar to the early stages of other regional emerging markets like Latin America. T. Rowe Price expected an increase in the number of investment opportunities in Europe and the Mediterranean region with the continued development of the existing markets and other “near-emerging” countries. When the Fund launched, its investments were concentrated in the emerging countries of Eastern Europe, the Middle East, North Africa and the former Soviet Union. Within this broad area, the Fund did not have specific allocation requirements to certain continents or countries. However, the Fund initially invested approximately 65% of its assets in emerging Europe and the former Soviet Union and approximately 35% in the Middle East and North Africa.

Through 2009, the Fund maintained its secondary focus on countries in the Mediterranean region, primarily through investments in Egypt, Israel and Turkey. However, in 2009, within the flexibility permitted in its investment strategy, the Fund had begun to slowly reduce its exposure to Egypt and, in 2010, the Fund began to eliminate its exposure to Israel in response to Israel being reclassified from an emerging market to a developed market. For purposes of determining whether a particular country is considered a developed market or an emerging market, the Fund uses the designation set forth by MSCI Barra, a third-party provider of benchmark indexes and data services. Due to this reclassification of Israel by MSCI Barra, the Fund ceased new investments in Israel and began to gradually sell all of its Israeli holdings. As a result of these developments with Egypt and Israel, Middle East and North African countries were no longer considered a core focus of the Fund and, effective June 1, 2010, the Fund changed its primary benchmark from the MSCI Emerging Markets Europe and Middle East Index to the MSCI Emerging Markets Europe Index.

Since the benchmark change, the Fund has maintained significant exposure to Turkey as Turkey has typically been the second most heavily weighted country in the Fund’s portfolio and has represented approximately 10%-20% of the Fund’s assets. During this same time, the Fund has maintained a relatively small allocation to Egypt of under 5%. Although the Fund maintains modest positions in emerging market countries bordering the Mediterranean Sea through its investments in Turkey and, to a lesser extent Egypt, the Fund’s investment adviser and investment sub-adviser believe that this trend will continue and, therefore, the proposed investment objective change will better reflect the Fund’s primary focus on emerging European countries and the Fund’s reduced emphasis on the Mediterranean region. Turkey is generally considered part of both Eastern Europe and the Mediterranean region. Therefore, the inclusion of Turkey toward the Fund’s continued focus on the emerging markets of Europe, including Eastern European countries, will remain consistent with the Fund’s revised investment objective.

The Fund’s Board, upon recommendation by the Fund’s investment adviser and investment sub-adviser, has approved the proposed changes to the Fund’s name, investment objective, and 80% Investment Policy and believes that changing the Fund’s name to the T. Rowe Price Emerging Europe Fund will better reflect the Fund’s overall investment program. Further, the Fund’s investment adviser and investment sub-adviser believe that there will no material changes to the Fund’s overall risk profile as a result of the proposed changes to the Fund’s investment objective and 80% Investment Policy.

What vote is required to approve this amendment to the Fund’s investment objective?

Approval of the investment objective change requires the affirmative vote of the lesser of: (a) 67% or more of the Fund’s shares represented at the meeting if the holders of more than 50% of the outstanding shares are present in person or by proxy; or (b) more than 50% of the Fund’s outstanding shares. The Board of the Fund, including the Fund’s independent directors, unanimously recommends that the Fund’s shareholders vote FOR the proposal.

FURTHER INFORMATION ABOUT VOTING AND THE SHAREHOLDER MEETING

What is the required quorum?

To hold a shareholders’ meeting of the Fund, one-third of the Fund’s shares entitled to be voted must have been received by proxy or be present in person at the meeting. In the event that a quorum is present but sufficient votes in favor of a proposal are not received by the meeting date, the persons named as proxies may propose one or more adjournments to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares present in person or by proxy at the meeting to be adjourned. Shares voted against a proposal will be voted against the proposed adjournment. The persons named as proxies will vote in favor of such adjournment if they determine that additional solicitation is reasonable and in the interests of the Fund’s shareholders.

How are the votes counted?

The individuals named as proxies (or their substitutes) on the enclosed proxy card (or cards, if you have multiple accounts) will vote according to your directions if your proxy is received properly executed, or in accordance with your instructions given when voting by telephone or Internet. If you properly execute your proxy card and give no voting instructions, your shares will be voted FOR the proposal.

Abstentions and “broker nonvotes” (as defined below) are counted for purposes of determining whether a quorum is present for purposes of convening the meeting. Broker nonvotes are shares held by a broker or nominee for which an executed proxy is received by the Fund but are not voted as to one or more proposals because instructions have not been received from the beneficial owners or persons entitled to vote, and the broker or nominee does not have discretionary voting power. Because the proposal must be approved by a percentage of voting securities present at the meeting or a majority of the Fund’s outstanding shares, abstentions and broker nonvotes will be considered to be voting securities that are present and will have the effect of being counted as votes against the proposal.

For shares of the Fund held in an Individual Retirement Account (“IRA”) or Education Savings Account (“ESA”) that is sponsored by T. Rowe Price Trust Company and for which T. Rowe Price Trust Company serves as custodian, the IRA or ESA custodian shall, without written direction from the investor, vote shares for which no voting instructions are timely received in the same proportion as shares for which voting instructions from other shareholders are timely received.

Can additional matters be acted upon at the special meeting?

The management of the Fund knows of no other business that may come before the meeting. However, if any additional matters are properly presented at the meeting, it is intended that the persons named in the enclosed proxy, or their substitutes, will vote on such matters in accordance with their judgment.

Is the Fund required to hold annual meetings?

Under Maryland law, the Fund is not required to hold an annual meeting of shareholders. The Board of the Fund has determined that the Fund will take advantage of this Maryland law provision to avoid the significant expenses associated with holding an annual meeting of shareholders, including legal, accounting, printing, and mailing fees incurred in preparing proxy materials. Accordingly, no annual meeting of shareholders shall be held in any year in which a meeting is not otherwise required to be held under the Investment Company Act of 1940 or Maryland law, unless the Board determines otherwise. However, special meetings of shareholders will be held in accordance with applicable law or when otherwise determined by the Fund’s Board.

If a shareholder wishes to present a proposal to be included in a proxy statement for a subsequent shareholder meeting, the proposal must be submitted in writing and received by Patricia B. Lippert, Secretary of the T. Rowe Price Funds, 100 East Pratt Street, Baltimore, Maryland 21202, within a reasonable time before the Fund begins to print and mail its proxy materials. The timely submission of a proposal does not guarantee its consideration at the meeting.

How are proxies delivered and votes recorded?

You may record your votes on the proxy card enclosed with this statement and mail it in the accompanying prepaid envelope to D.F. King & Co., Inc., who the Fund has retained to print and mail the proxies and tabulate the votes at an estimated cost of $47,000. The cost of preparing, assembling, mailing, and transmitting proxy materials on behalf of the Fund, and tabulating votes in connection with the special shareholder meeting, will be borne by the Fund and not by T. Rowe Price Associates, Inc. (“T. Rowe Price”). In addition, the Fund has arranged through D.F. King & Co., Inc., to have votes recorded through the Internet or by telephone. The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions, and to confirm that their instructions have been properly recorded.

The U.S. Securities and Exchange Commission has adopted rules that permit investment companies, such as the Fund, and intermediaries to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” could result in extra convenience and cost savings for the Fund and its shareholders. Unless the Fund has received contrary instructions, only one copy of this Proxy Statement will be mailed to two or more shareholders who share an address. If you need additional copies or do not want your mailings to be “householded,” please call 1-800-225-5132 or write us at P.O. Box 17630, Baltimore, Maryland 21297-1630.

How can proxies be solicited, and who pays for the costs involved?

Directors, officers, or employees of the Fund or T. Rowe Price (and its affiliates) may solicit proxies by mail, in person, or by telephone. In the event that votes are solicited by telephone, shareholders would be called at the telephone number T. Rowe Price has in its records for their accounts, and would be asked for their Social Security number or other identifying information. The shareholders would then be given an opportunity to authorize proxies to vote their shares at the meeting in accordance with their instructions. To ensure that shareholders’ instructions have been recorded correctly, confirmation of the instructions is also mailed. A special toll-free number will be available in case the information contained in the confirmation is incorrect.

To ensure that sufficient shares of common stock are represented at the meeting to permit approval of the proposal outlined in the proxy statement, the Fund has retained the services of a proxy solicitor, D.F. King & Co., Inc., to potentially assist in soliciting proxies at an estimated cost of $67,000. This cost is different than, and in addition to, the estimated $47,000 cost of retaining D.F. King & Co., Inc. to print and mail proxies and tabulate votes as previously discussed under “How are proxies delivered and votes recorded?” The cost of using D.F. King & Co., Inc. to solicit proxies on behalf of the Fund will be borne by the Fund and not by T. Rowe Price. Securities brokers, custodians, fiduciaries, and other persons holding shares as nominees will be reimbursed, upon request, for their reasonable expenses in sending solicitation materials to the principals of the accounts.

Can I change my vote after I mail my proxy?

Any proxy, including those given via the Internet or by telephone, may be revoked at any time before the votes have been submitted for tabulation at the meeting by filing a written notice of revocation with the Fund, by delivering a properly executed proxy bearing a later date, or by attending the meeting and voting in person.

GENERAL INFORMATION ABOUT THE FUND

Who are the Fund’s executive officers?

The following table lists the executive officers of the Fund  and their positions with T. Rowe Price and T. Rowe Price International Ltd (“Price International”).

Executive Officers of the Fund
Officer	Position With Fund	Positions With T. Rowe Price and Price International
Edward C. Bernard	Chairman of the Board and Director	T. Rowe Price: Director and Vice President Price International: Chairman of the Board, Chief Executive Officer, and Director
Christopher D. Alderson	President	Price International: Director and President - International Equity
John R. Gilner	Chief Compliance Officer	T. Rowe Price: Chief Compliance Officer and Vice President

Who is the Fund’s investment adviser and principal underwriter?

T. Rowe Price serves as the investment adviser to the Fund covered in this proxy statement and Price International serves as sub-adviser to the Fund. The Fund has an underwriting agreement with T. Rowe Price Investment Services, Inc. (“Investment Services”), and transfer agency agreements with T. Rowe Price Services, Inc. (“Price Services”) and T. Rowe Price Retirement Plan Services, Inc. (“RPS”). The address for T. Rowe Price and Investment Services is 100 East Pratt Street, Baltimore, Maryland 21202; the address for Price International is 60 Queen Victoria Street, London EC4N 4TZ, United Kingdom; and the address for Price Services and RPS is 4515 Painters Mill Road, Owings Mills, Maryland 21117. Each of Price International, Investment Services, Price Services and RPS is a wholly owned subsidiary of T. Rowe Price.

What is the share ownership of the Fund?

The following table provides the outstanding shares of the capital stock of the Fund as of November 10, 2011.

Outstanding Shares of Capital Stock
T. Rowe Price Fund	Outstanding Shares of Capital Stock
Emerging Europe & Mediterranean Fund	________________________

Who are the principal holders of the Fund’s shares?

The following table sets forth the name and address of any persons who owned 5% or more of the Fund’s outstanding shares as of October 31, 2011.

Principal Holders of Fund Shares
Fund Name	Owner	% Ownership
Emerging Europe & Mediterranean

As of October 31, 2011, the executive officers and directors of the Fund, as a group, beneficially owned, directly or indirectly, ______________________ shares, representing less than 1% of the Fund’s outstanding stock.

VOTE BY TOUCH-TONE PHONE, THE INTERNET, OR BY MAIL
Option 1:	Automated Touch Tone Voting: Call toll-free 1-800-545-3393 and follow the recorded instructions.
Option 2:	On the Internet at www.kingproxy.com/troweprice and follow the on-screen instructions.	T. Rowe Price Investment With Confidence Logo
Option 3:	Return this proxy card using the enclosed envelope.
999 999 999 999 99** (LEFT ARROW)

T. Rowe Price Emerging Europe & Mediterranean Fund
MEETING TIME: 8:00 A.M. EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By my signature below, I appoint Edward C. Bernard and David Oestreicher as proxies to vote all Emerging Europe & Mediterranean Fund (the “Fund”) shares that I am entitled to vote at the Special Meeting of Shareholders to be held on February 8, 2012 at 8:00 a.m., ET at the office of the Fund, 100 East Pratt Street, Baltimore, MD 21202, and at any adjournments of the meeting. Messrs. Bernard and Oestreicher may vote my shares, and they may appoint substitutes to vote my shares on their behalf. I instruct Messrs. Bernard and Oestreicher to vote this proxy as specified on the reverse side, and I revoke any previous proxies that I have executed. The proxies will vote any other matters that arise at the meeting in accordance with their best judgment. I acknowledge receipt of the Fund’s Notice of Special Meeting of Shareholders and proxy statement.

(DOWN ARROW)	PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE IF YOU ARE NOT VOTING BY PHONE OR INTERNET.
Date: __________________________

___________________________
Signature(s) (and Title(s), if applicable) (Sign in the Box)

NOTE: Please sign exactly as name appears on this proxy. Joint owners should each sign personally. Directors and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

CONTINUED ON REVERSE SIDE

(DOWN ARROW)	(DOWN ARROW)
TRP-EEE-2011-LP

Please refer to the Proxy Statement discussion of this proposal. THE PROXY WILL BE VOTED FOR THE PROPOSAL IF YOU DO NOT SPECIFY OTHERWISE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

(DOWN ARROW)	(DOWN ARROW)

Please fill in box as shown using black or blue ink or number 2 pencil. / X /
PLEASE DO NOT USE FINE POINT PENS.

FOR AGAINST ABSTAIN / / / / / /

To approve or disapprove amending the Fund’s investment objective so that the Fund seeks to provide long-term growth of capital through investments primarily in the common stocks of companies located (or with primary operations) in the emerging market countries of Europe.

(DOWN ARROW) PLEASE SIGN ON THE REVERSE SIDE	(DOWN ARROW)
Code
TRP-EEE-2011-LP